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                                                                    Exhibit 3.2


                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FUEL TECH, INC.


1.       The name of the corporation is Fuel Tech, Inc.

2. The corporation's original certificate of incorporation was filed on June 19, 1987, under the name "Fuel-Tech N.V." in the Netherlands Antilles.

3. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

4. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

5. The corporation shall have authority to issue the total number of Forty Million (40,000,000) shares of the par value of $0.01 per share, amounting in the aggregate to Four Hundred Thousand Dollars ($400,000.00), and of such shares Forty Million (40,000,000) shall be designated as common stock.

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, rescind or repeal the by-laws of the corporation.

7. Elections of Directors need not be by written ballot unless the by-laws of the corporation shall so provide.

8. Meetings of stockholders may be held within or without the state of Delaware, as the by-laws may provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designed from time to time by the board of directors or in the by-laws of the corporation.

9.       (a)     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except that this Article
                 9 shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware
                 General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit.

         (b) If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 9 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

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         (c)     Any repeal or modification of this Article 9 shall not increase the personal liability of any director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affecting any right or protection of a director of the corporation existing at the time of such repeal or modification.

10.      (a)     Except as otherwise provided below, the corporation shall, to the fullest extent permitted by law, indemnify each person who is, or shall have been, a director or officer of the corporation or who is or was a director or officer of the corporation and is serving, or shall have served, at the request of the corporation, as a director, officer, employee or agent of another organization or in any capacity with respect to any employee benefit plan of the corporation, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys fees) imposed upon or incurred by any such person (the "Indemnitee") in connection with, or arising out of, the defense of disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be a defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been such a director, officer, employee or agent or as a result of his serving or having served with respect to any such employee benefit plan; provided, however, that the corporation shall provide no indemnification with respect to any matter as to which any such Indemnitee shall be finally adjudicated in such action suit or proceeding not to have acted in good faith in the reasonable belief that his action was (i) in the best interests of the corporation or (ii) to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and, provided further, that, except as provided in section (c) of this Article 10, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such person was authorized to initiate such proceeding by the board of directors of the corporation. The right to indemnification conferred in this Article 10 shall be a contract right and, subject to Sections (c) and (i) of this
                 Article 10, shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of officers and directors.

         (b) The right to indemnification conferred in this Article 10 shall include the right to be paid by the corporation for liabilities and expenses incurred in connection with the settlement or compromise of any such action, suit or proceeding, pursuant to a consent decree or otherwise, unless a determination is made, within thirty-five (35) days after receipt by the corporation of a written request by the Indemnitee for indemnification, that


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                 such settlement or compromise is not in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, that such settlement or compromise is not in the best interests of the participants or beneficiaries of such plan. Any such determination shall be made (i) by the board of directors of the corporation by a majority vote of a quorum consisting of disinterested directors, or (ii) if such quorum is not obtainable, by a majority of the disinterested directors then in office. Notwithstanding the foregoing, if there are less than two (2) disinterested directors of the corporation then in office, the board of directors shall promptly direct that independent legal counsel (who may be regular legal counsel to the corporation) determine, based on facts known to such counsel at such time, whether such Indemnitee acted in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be; and, in such event, indemnification shall be made to such Indemnitee unless, within thirty-five (35) days after receipt by the corporation of the request by such Indemnitee for indemnification, such independent legal counsel provides in a written opinion to the corporation that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be.

         (c) Any indemnification of a director or officer of the corporation under this Article 10, including any advance of expenses under Section (e) of this Article 10, shall be made promptly and, in any event, within thirty-five (35) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article 10 is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty-five (35) days, the right to indemnification or advances as granted by this Article 10 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in such action shall also be indemnified by the corporation if such person prevails in such action. It shall be a defense to any such action (other than an action to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


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         (d)     As a condition precedent to his right to be indemnified, the
                 Indemnitee must give the corporation notice in writing as soon as practicable of any action, suit or proceeding involving him for which indemnity will or could be sought. With respect to any action, suit or proceeding of which the corporation is notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such Indemnitee. After notice from the corporation to the Indemnitee of its election to assume such defense, the corporation shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with such claim, but the fees and expense of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled to assume the defense of any claim brought by or on behalf of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in (ii) above.

         (e) Subject to paragraph 10(c) above, the right to indemnification referred to in this Article shall include the right to be paid by the corporation for expenses (including reasonable attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding in advance of its final disposition, subject to receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that the Indemnitee is not entitled to indemnification under this Article. Such undertaking may be accepted without reference to the financial ability of such Indemnitee to make such repayment. Notwithstanding the foregoing, no advance shall be made by the corporation under this paragraph (d) if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum consisting of disinterested directors or, if such quorum is not obtainable, by a majority of the disinterested directors of the corporation then in office or, if there are not at least two disinterested directors then in office, by independent legal counsel (who may be regular legal counsel to the corporation) in written opinion that, based on facts known to the board of directors or counsel at such time, such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of an employee benefit plan of the corporation, as the case may be.


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         (f)     If an Indemnitee is entitled under any provision of this
                 Article to indemnification by the corporation of some or a portion of the liabilities or expenses imposed upon or incurred by such Indemnitee in the investigation, defense, appeal or settlement of any action, suit or proceeding but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such liabilities or expenses to which such Indemnitee is entitled.

         (g) The right to indemnification and the payment of expenses incurred in defending any action, suit or proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the articles of incorporation, by-laws, agreement, vote of stockholders or board of directors or otherwise. Without limiting the generality of the foregoing, the corporation, acting through its board of directors, may enter into agreements with any director or employee of the corporation providing for indemnification rights equivalent to or greater than the indemnification rights set forth in this Article.

         (h) The corporation may purchase and maintain insurance, at its expense, to protect itself and any director or employee of the corporation or another organization or employee benefit plan against any expense or liability incurred by him or it in any such capacity, or arising out of the status as such.

         (i) The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

         (j) Without the consent of a person entitled to the indemnification and other rights provided in this Article, no amendment modifying or terminating such rights shall adversely affect such person's rights under this Article with respect to the period prior to such amendment.

         (k) If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any action, suit or proceeding to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

         (l) As used in this Article, the terms "director," "officer," "employee," "agent," and "person" include their respective successors, heirs, executors, administrators and legal representatives and an "interested" director is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.


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         11.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         12. The incorporation of Fuel Tech, Inc. in Delaware shall be effective as of 5:00p.m. Eastern Time on September 30, 2006.

         THE UNDERSIGNED duly authorized incorporator of the corporation does hereby set his hand this 25th day of September, 2006.


                                   /s/ Charles W. Grinnell
                                   -------------------------------------------
                                   Charles W. Grinnell, Incorporator
                                   Fuel Tech, Inc.
                                   Financial Centre
                                   695 East Main Street
                                   Stamford, Connecticut 06901



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